UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

RISKMETRICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33928	20-8175809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Floor New York, New York 10005	10005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 981-7475

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2009, the Company announced that Knut N. Kjaer will join RiskMetrics Group on May 1, 2009 as its President.  Previously, from 1997-2007, Mr. Kjaer served as the chief executive officer of Norges Bank Investment Management (NBIM) which oversees the $370 billion Government Pension Fund and Norway’s foreign reserves.  Prior to heading NBIM, Mr. Kjaer was the executive vice president of Storebrand, at that time Norway’s largest insurance company.  There is no arrangement or understanding pursuant to which Mr. Kjaer was selected as our President.  There are no related party transactions between the Company and Mr. Kjaer reportable under Item 404(a) of Regulation S-K.

The Company is entering into an employment letter agreement with Mr. Kjaer.  Under the Agreement, Mr. Kjaer will receive an annual salary of $400,000 and will be eligible for an annual bonus targeted at two times his base salary (with the potential for up to 20% more if his objectives are exceeded by 20%).  Mr. Kjaer will receive an option grant to purchase 400,000 shares of Company common stock and the grant will be issued under the Company’s 2007 Omnibus Incentive Compensation Plan with an exercise price equal to the fair market value of the common stock on the date of grant.  The option will vest in equal 25% installments over four years.  If, during the first two years of his employment, there is a change of control, a change in the Company’s CEO or the Company terminates his employment without cause, then the first 50% of his option will automatically vest.  Further, if, during the first two years of his employment, there is a change of control or a change in the Company’s CEO and Mr. Kjaer terminates his employment or the Company terminates his employment for other than cause, then he will receive the remainder of his base salary that would otherwise be due from the date of his termination through April 30, 2011.  Mr. Kjaer will also receive a relocation assistance fee of up to $100,000.  Ms. Kjaer will be entitled to participate in the Company’s standard employee benefit program, including group insurance and the Company’s 401(k) plan.

The above disclosure is subject in its entirety to the full text of the employment letter agreement which will be filed as an Exhibit to the Company’s next quarterly 10-Q filing.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.     Description

  99.1        Press Release dated April 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                RISKMETRICS GROUP, INC.
Date: April 28, 2009
                                                                By: /s/ David Obstler
                                                                   Name: David Obstler
                                                                   Title:   Chief Financial Officer